UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

YANGTZE RIVER DEVELOPMENT LIMITED

(Exact name of registrant as specified in its charter)

Nevada	27-2037711
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

183 Broadway, Suite 5
New York, NY	10007
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.☒

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-179415

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.0001 per share, of Yangtze River Development Limited, a Nevada corporation (the “Company”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of the Company, which are set forth as Exhibits 3.1 and 3.2 to the registration statement on Form S-1 filed on February 7, 2012 and are incorporated herein by reference.

A description of Company’s common stock is set forth under “Description of Securities to be Registered” in Company’s registration statement on Form S-1 (File No. 333-179415), filed with the U.S. Securities and Exchange Commission on February 7, 2012 and declared effective on February 10, 2012 .

Item 2.	Exhibits.

Exhibit No.	Description

3.1*	Articles of Incorporation of the Registrant as filed with the Secretary of State of Nevada

3.2*	By-laws of the Registrant

______________________

*            Previously filed as equivalent exhibit number to the Registrant’s Registration Statement on Form S-1 filed on February 10, 2012 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Yangtze River Development Limited

Date: January 28, 2016	By:	/s/ Xiangyao Liu
Xiangyao Liu
President & Chief Executive Officer

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